UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 26, 2013

Date of Report (Date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on August 30, 2013, Solta Medical, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement with Silicon Valley Bank (the “Lender”) and on November 8, 2013, the Company entered into a Forbearance and First Amendment to the Amended and Restated Loan and Security Agreement (the “First Amendment”) with the Lender. On November 26, 2013, the Company entered into the Second Amended and Restated Loan and Security Agreement (the “Second Amendment”) with the Lender. The Second Amendment provides for an increase of the credit available under the revolving line of credit from $6 million to $12 million, a change to the maturity date of borrowings under the revolving line of credit from December 31, 2013 to November 26, 2016, and three non-refundable facility fees of $240,000 payable to the Lender as follows: (i) on November 26, 2013, (ii) on the earlier of the first anniversary of the date of the Second Amendment or the date that the revolving loan is terminated early, and (iii) on the earlier of the second anniversary of the date of the Second Amendment or the date that the revolving loan is terminated early. Also due to the Lender on November 26, 2013 was a final payment fee of $2.1 million related to the Term Loan entered into under the Amended and Restated Loan and Security Agreement. In addition, the only financial covenant required in the Second Amendment is that the Company maintain at all times liquidity of at least $5 million. As of the filing date of this Current Report on Form 8-K, there is no amount outstanding under the revolving line of credit.

On November 14, 2013, the Company entered into a Term Loan Agreement (the “New Term Loan”) with Capital Royalty Partners II L.P., Capital Royalty Partners II – Parallel Fund “A” L.P., and Parallel Investment Opportunities Partners II L.P. The New Term Loan provides for an amount of up to $60 million which consists of two tranches. The Company drew down $40 million from the first tranche of the New Term Loan and the funds were received on December 3, 2013. The proceeds will be used to pay Silicon Valley Bank all outstanding principal, accrued and unpaid interest amounts, final fees under the Term Loan due from the Company borrowed under the Amended and Restated Loan and Security Agreement, and a non-refundable arrangement fee of $900,000 related to the New Term Loan. The remaining proceeds will be used for general working capital purposes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: December 3, 2013	By:	/s/ John F. Glenn
		Name:	John F. Glenn
		Title:	Chief Financial Officer